UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2008

MONARCH INVESTMENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52754	84-1251553

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 North Military Trail, Suite 203
Boca Raton, FL 33431

(Address of principal executive offices) (Zip Code)

(561) 391-6117

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Principal Financial Officer

          Effective May 23, 2008, Stephen M. Gould resigned from the position of Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer). There was no disagreement between Mr. Gould and Monarch Investment Properties, Inc. on any matters relating to Monarch’s operations, policies or practices. Mr. Gould resigned to engage in other professional activities.

Election of Principal Financial Officer

          On May 29, 2008, Philip Bloom, by vote of the Board of Directors was elected to the position of Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer). Mr. Bloom, 54, has been in South Florida area for the past 16 years in the financial services industry.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008

MONARCH INVESTMENT PROPERTIES, INC.

By:	/s/ DAVID MILLER

Name:	David Miller
Title:	Chief Executive Officer and President